EXHIBIT  23.2
CONSENT OF CHINA LAW OFFICE


                                CHINA LAW OFFICE
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Room B2. 32/IF, United Centre,                   Tel:  2827 9700 Fax: 2598 8715
95  Queensway, Hong Kong                         E-mail: china1aw@netvigator.oom
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April  11,  2001


                               AN EXPRESS CONSENT

                                       BY

                                CHINA LAW OFFICE


To whom it may concerned,

This is to certify that we at China Law Office consent that our Legal Opinion dated April 9, 2001, relating to the financial/legal liabilities of the Foreign Partner(s) with the sino-foreign equity joint venture (the "EJV") - Wuhan Dong Feng Paper Company Limited, can be presented and delivered to the American Securities Exchange Commission (the "SEC") for the purpose of seasonal filings of the listed company concerned.

Sincerely  Yours,


/s/ Peter Bai & Jason Zhang
Peter  Bai  &  Jason  Zhang
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China  Law  Office

April  11,  2001.


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